Exhibit 10.1

                         CONSULTING/ENGAGEMENT AGREEMENT



This Agreement effective as of May 21, 1999, by and between Bion Environmental Technologies, Inc. ("Company"), and LoTayLingKyur, Inc. ("LTLK") and Mark A. Smith ("MAS").

WHEREAS, the Company desires that MAS act as Chairman and Executive Committee member and director of the Company; and

WHEREAS, MAS is employed by LTLK; and the Company agrees to retain the services of MAS with the consent of LTLK upon the conditions contained in this Agreement;

AND WHEREAS, MAS and LTLK desire to provide services to the Company under such conditions;

NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the Company does hereby agree to engage MAS and MAS does hereby agree to be engaged by the Company, upon the terms and conditions set forth in the following paragraphs:

1. Engagement Period. The Company hereby engages MAS for the period commencing May 21, 1999 and ending December 31, 2001 ("Engagement Period") to serve as Chairman, director, and Executive Committee member with the Company and to render such other services in an executive capacity as the Company shall reasonably require. MAS hereby agrees to remain in the service of the Company for the Engagement Period, subject to the provisions of this Agreement.

2. Duties. MAS agrees that at all times during the Engagement Period he will faithfully and diligently endeavor to promote the business and business interests of the Company. This Agreement shall not restrict MAS from engaging, directly or indirectly, in any business or activity which is not competitive with the business of the Company; provided, however, that such additional business or activity does not interfere with nor is inconsistent with the performance by MAS of his duties under this Agreement.

3. Compensation and Benefits. Subject to the provisions of this Agreement, during the Engagement Period, compensation for MAS' services shall be as follows:

     a.) LTLK shall earn an aggregate fee of $626,667 for the entire term payable by: issuance to LTLK of (1) a convertible promissory note ("Note") with an initial principal amount of $626,667, in the form of
          Exhibit 1, and (2) 626,667 X warrants in the form  attached  hereto as
          Exhibit 2.

     b.) The Company agrees that (1) all warrants of the Company held by LTLK and/or Dublin Holding, Ltd. ("DHL") other than Z warrants shall become X warrants with no adjustment for the stock/warrant dividend declared May 21, 1999.

     c.) To the extent that MAS and/or LTLK incur expenses on behalf of the Company or advance funds to the Company subsequent to May 21, 1999:

          i.)  The funds shall be added to the principal of the Note.

          ii.) LTLK shall be issued one Class X warrant for each $1.00 added to the principal of the Note.

     d.) The outstanding obligations of the Company to LTLK shall be replaced by a promissory note identical to the Note except as to principal amount. Exhibit 10.1

     e.) All Z warrants issued to LTLK between April 1, 1999 and May 21, 1999 shall become X warrants.

     f.) The Board of Directors of the Company will review the compensation herein no less than once per year with a view to making such increases in LTLK's compensation or declaring such bonuses or other benefits as may be merited and warranted in light of factors considered pertinent by the Board of Directors.

     g.) MAS shall receive free of cost parking for his automobile; health, hospitalization and life insurance with coverage exceeding or equal to that now in force through the Company; as well as such other benefits as the Board may deem appropriate from time to time.

4. Expenses. All reasonable and necessary expenses incurred by MAS and/or LTLK in the performance of MAS's duties under this Agreement, including but not limited to expenses for entertainment, travel, and similar items, shall be paid by the Company as set forth above upon receipt of appropriate documentation of such expenses. Company shall provide, at its expense, MAS with office space as necessary and secretarial, legal, accounting, and other services as may be necessary to properly support MAS's performance of his duties and to operate in the best interests of the Company.

5. Disability of MAS. In the event of the disability of MAS (as defined herein) prior to the expiration of the Engagement Period, MAS shall nevertheless continue to be compensated as set forth above. For purposes of this Agreement, MAS shall be deemed to be fully disabled if, because of illness or other physical or mental condition, he is unable to fully perform all of his duties under this Agreement for two successive months. In the event that he is unable to perform all or a portion of the duties required under this Agreement for short periods of time aggregating over two months in any twelve successive calendar months, he shall be deemed to be partially disabled. The compensation and benefit period shall run from the time disability commenced until MAS's condition improves sufficiently to permit him to fully perform his duties, after which date he must be available at the Company's option. The Company may require such evidence of disability as it deems appropriate.

6. Termination Upon Death and Disability. The Engagement Period shall automatically terminate upon the death of MAS; provided, however, that in the event of MAS's death, all compensation MAS is receiving under Paragraph 3 of this Agreement at the time of his death shall be paid to his legal representative. At the discretion of the Board of Directors, the Engagement Period may terminate upon the Disability of MAS (as defined in Paragraph 5 above); provided, however, that MAS shall continue to receive compensation in accordance with Paragraph 5 above.

7. Termination for Cause. Upon the occurrence of any of the events listed below, the Company may terminate MAS without further obligation under this
     Agreement:

     a.) MAS's conviction of any criminal act directly related to MAS's duties hereunder including, without limitation, misappropriation of funds or property of the Company or any other felony criminal act.

     b.) MAS's misfeasance or malfeasance in office, which shall mean fraud, dishonesty, willful misconduct or gross neglect of duties.

     c.)  Breach by MAS of any material provision of this Agreement.

8. Termination Without Cause. In the event MAS is terminated by the Company for any reason, except as set forth in Paragraph 7 above, he shall continue to be compensated for the duration of the Engagement Period as provided for in Paragraphs 3, 4, 5, and 6 hereof.

9. Termination Upon Change in Management. In the event that a change in control of the Company shall occur at any time during the Engagement Period, as a result of which the Board of Directors appoints a person other than MAS to serve in the capacity for which MAS is engaged hereunder or as a result of which MAS shall elect to resign his executive position hereunder, MAS and LTLK nevertheless shall be entitled to the benefits of and subject to all of the terms and conditions set forth herein, including, without limitation, the right to receive compensation and benefits as provided in Paragraphs 3, 4, 5, and 6 hereof regardless of whether MAS continues to perform any services for the Company.

10. Vesting in the Event of Termination. In the event that MAS is terminated upon death or disability (Paragraph 6), terminated without cause (Paragraph
     8), or terminated upon change in management (Paragraph 9), all warrants, options, or shares issued but unvested at the date of termination shall become fully vested as of the date of termination.

11. Indemnification. The Company hereby agrees to indemnify and hold harmless MAS, LTLK, and Dublin Holding, Ltd. from any and all costs and liabilities, direct or indirect, etc. related to Section 16(b) short swing profit calculation, resulting from matching with any transactions during May 1999, which transactions were made in preparation for MAS entering the service of the Company.

12. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and any person acquiring, whether by merger, consolidation, liquidation, purchase of assets or otherwise, all or substantially all of the Company's equity or assets and business.

13. Choice of Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings connected herewith be construed in accordance with and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

14. Severance of Invalid Provisions. In the event that any one or more of the provisions of this Agreement or any portions thereunder is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15. Integrated Agreement. This Agreement shall constitute the entire agreement between the parties hereto relating to the Engagement of MAS.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and MAS has executed this Agreement, effective as of the date and year first above written.


                               BION ENVIRONMENTAL TECHNOLOGIES, INC.

                               By:  _______________________
                                    Authorized Officer

                                    _______________________
                                    Mark A. Smith

                               LOTAYLINGKYUR, INC.

                               By:  _______________________
                                    Mark A. Smith, President


Initial Principal: $626,667*

Date Due: December 31, 2001


                            PROMISSORY NOTE ("Note")

FOR VALUE RECEIVED, the undersigned, Bion Environmental Technologies, Inc., a Colorado corporation ("MAKER"), hereby promises to pay to the order of LoTayLingKyur, Inc., a Nevada corporation ("HOLDER"), and its successors and assignees, at 409 Spruce Street, Boulder, Colorado 80302, or at such other place as the HOLDER of this Note may from time to time designate in writing, all sums due under this Note (plus interest) in lawful and immediately available money of the United States. The initial principal of this loan is $626,667. Simple interest shall be accrued at one percent (1.0%) per month from date owed by MAKER. All outstanding principal and interest shall be due and payable on or before December 31, 2001, if not previously paid. If this Note or interest due hereunder is not paid when due or declared due hereunder, the principal shall draw interest at the rate of one and one half percent (1.5%) per month.

The outstanding principal and interest due hereunder shall be convertible, in whole or in part, at the option of HOLDER, into shares of MAKER's common stock ("Shares") at a price of $2.00 per share (equitably adjusted for subsequent stock splits, dividends, mergers, etc.) at any time prior to payment by MAKER of such principal and interest. MAKER shall give HOLDER 90 days' notice of intent to pay the principal and interest of this Note during which period HOLDER may elect to convert this Note to MAKER's common stock. Upon issuance, MAKER represents that all shares received as a result of conversion of this Note shall be fully-paid and non-assessable.

As additional consideration for making this Note, MAKER will issue one (1) X Warrant, to purchase one share of MAKER's common stock at a price of $8.00 per share (equitably adjusted for subsequent stock splits, dividends, mergers, etc., subsequent to the dividend declared May 21, 1999) for a 24 month period commencing January 1, 2000, for each $1.00 of principal amount of the Note advanced by Holder (no X Warrants will be issued for interest accumulated on the principal amount of this Note).

Upon default by the MAKER of the timely payment of principal or interest due hereunder or upon any Event of Default as hereinafter defined, the HOLDER may, in its sole discretion, withhold any payments due and payable to MAKER and apply same to the MAKER's obligations hereunder. In addition, upon any Event of Default, the HOLDER may declare the full amount of this Note immediately due and payable.

If any one or more of the following events ("Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law, pursuant to or in compliance with any judgment, decree of order of any court, or any order, rule or regulation of any administrative or governmental body, or otherwise) the HOLDER of this Note may, at its option, upon written notice to MAKER, declare this Note and any other promissory note issued by MAKER to HOLDER (whether or not then due in accordance with its terms) to be due and payable, whereupon the entire balance of this Note shall forthwith become and be due and payable:

     (a) MAKER fails to make payment of principal or of interest on this Note or any other obligation of MAKER when such shall become due and payable, whether at the stated maturity thereof or by acceleration or otherwise;

     (b)  MAKER (1) admits its  inability  to pay its debts as they  become due;
          (2) files a petition in bankruptcy or makes a petition to take advantage of an insolvency act; (3) makes an assignment for the benefit of creditors; (4)commences a proceeding for the appointment of a receiver, trustee, liquidator, or conservator of itself or of the whole or any substantial part of its properties; (5) files a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute or the United States or any State;

     (c) MAKER (1) is adjudged as bankrupt, (2) a court enters an order, judgment or decree, appointing a receiver, trustee, liquidator or conservator of MAKER or of the whole or any substantial part of its properties, or approve a petition filed against MAKER seeking reorganization or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States or any state;
          (3) under the provisions of any other law for the relief or aid of debtors, a court assumes custody or control of MAKER or the whole or any substantial part of its properties; (4) there is commenced against MAKER any proceeding for any of the foregoing relief; (5) a petition in bankruptcy is filed against MAKER; or (6) MAKER by any act indicates its consent to approval of or acquiescence in any such proceeding or petition.

Except as otherwise hereinabove expressly provided, MAKER hereby waives diligence, demand, protest, presentment and all notices (whether of nonpayment, dishonor, protest, acceleration or otherwise) and consents to acceleration of the time of payment, surrender or substitution of security or forbearance, or other indulgence, without notice.

Jurisdiction and venue shall be in a court of general jurisdiction located in Boulder, Colorado. In the event that litigation is necessary to collect the principal (and interest) of the Note, HOLDER shall be entitled to reasonable attorneys' fees and litigation costs associated therewith. BION ENVIRONMENTAL TECHNOLOGIES, INC.

                          By:  __________________________________
                               Authorized Officer
Date:  May 21, 1999